UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (800) 773-5601, ext. 133773

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On April 29, 2019, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank (the “Bank”), announced its financial results for the quarter ended March 31, 2019. The news release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

The Company will conduct a conference call/webcast on April 30, 2019, to discuss the financial results for the quarter and provide guidance about expected future results. A telephone replay of the call will be available through May 7, 2019. The webcast will be available on the Company’s website for an extended period of time.

Item 7.01	Regulation FD Disclosure

On April 30, 2019, the Company made available its slides for the 2019 Strategic Review Presentation that the Company will utilize in connection with the conference call/webcast. A copy of the presentation can be found on the Company’s website at www.berkshirebank.com under the “Investor Relations” tab.

Item 8.01	Other Events

On April 29, 2019, the Company’s Board of Directors announced the declaration of a cash dividend of $0.23 per share of Company common stock and $0.46 per share of Company Series B preferred stock to shareholders of record at the close of business on May 9, 2019 and payable on May 23, 2019.

On April 29, 2019, the Company announced that its Board of Directors authorized a stock repurchase program (the “Program”) to repurchase up to 2.4 million shares of Company common stock over a period expiring on March 31, 2020, pending regulatory approval. The Program replaces the Company’s existing 500,000 stock repurchase authorization. The Company is seeking the Board of Governors of the Federal Reserve System’s (“Federal Reserve”) approval or non-objection of the Program and, accordingly, the terms of the Program may be modified following the completion of the Federal Reserve’s review. Following the receipt of regulatory approval, the timing of the purchases made through the Program will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital. The Program may be carried out through open-market purchases, block trades, negotiated private transactions or pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	News Release dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: April 30, 2019	By:	/s/ Richard M. Marotta
Richard M. Marotta
President and Chief Executive Officer